UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

WRITERS GROUP FILM CORP.
8200 Wilshire Blvd. Suite 200
Beverly Hills, CA  90211
310.461.3737

Delaware	333-147959	56-2646829
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2011 Writers’ Group Film Corp. acquired Front Row Networks, Inc., a Los Angeles-based concert production company.

Front Row Networks is a live concert production and distribution company which produces live concerts in 3-D for initial digital broadcast into movie theaters in North America. Following their theatrical run, the films are then licensed to US and international broadcasters, pay channels, PPV markets, DVD and Blu-Ray distributors, and sold on the internet as downloads.

The Company acquired Front Row through the issuance of 10,000,000 shares of its Common Stock to the shareholders of Front Row, in exchange for all issued and outstanding shares of Front Row, making Front Row a wholly-owned subsidiary of Writers’ Group.

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On February 25, 2011, Writers’ Group Film Corp. acquired all issued and outstanding shares of Front Row Networks, Inc., thereby making Front Row a wholly-owned subsidiary of Writers’ Group.

Financial statements of Front Row Networks, Inc. required by Item 9.01(a) of Form 8-K are not being included with this filing, but will be filed not later than 71 calendar days from the date of the filing of this 8-K, in either an amendment to this 8-K or in our next 10-K filing.

Similarly, pro forma financial information for the combined entity – consisting of the registrant and its new wholly-owned subsidiary Front Row Networks, Inc. – as required by Item 9.01(b) of Form 8-K, are not being included with this filing, but will either be filed in an amendment to this 8-K not later than 71 calendar days from the date of the filing of this 8-K, or else audited financials for the combined entity as part of our Form 10-K will be filed within 71 calendar days from the date of filing of this 8-K in lieu of the pro forma requirement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 25, 2011, all three members of Writers’ Group management resigned from all positions held, viz: Tal L. Kapelner resigned as President, Secretary and Chairman of the Board of Directors, Ariella Kapelner resigned as Vice-President, Treasurer and a Director, and Glenn M. Benest resigned as a Director. Their resignations were effective as of the close of business February 25, 2011.

On February 25, 2011, in connection with the acquisition of Front Row Networks and the new focus on Front Row’s business, the outgoing Board of Directors of Writers Group Film Corp. elected the following persons to replace the outgoing members of management, with all terms beginning February 26, 2011:

Mr. John Diaz, 61, as President and sole Director;

Mr. Eric Mitchell, 44, as Treasurer and CFO; and

Ms. Wendy Haviland, 50, as Secretary.

All officers’ and the director’s terms end on March 9, 2011, at which time all three persons have indicated they will stand for election for their respective positions.

John Diaz has enjoyed a nearly 40 year career in music and video production and distribution. Following the advent of a new distribution platform for music in the early 1980’s with the dawn of MTV and the explosion of music videos as a medium and art form, Mr. Diaz established himself as one of the leading producers of music videos and events for broadcast throughout the 90’s.

Turning to the Internet as an emerging content distribution technology in the late 90’s, Mr. Diaz has focused his energies on bringing music and other digital content distribution to the Internet, first as one of the founding employees of mp3.com, then as EVP of Vivendi/Universal’s Internet arm, VUNET.

Eric Mitchell has over 20 years of financial, business development, and strategic planning experience in the motion picture industry. Mr. Mitchell’s acquisition and financial talents helped Sony Pictures’ Tri-Star division acquire theatrical distribution rights to such hits as Cliffhanger, Sniper, Threesome, and Weekend at Bernie’s 2.

For the last 10 years, as an advisor to Ascendant Pictures and VIP Media Fund, the largest German tax fund, Eric participated in placing over $500 million in production financing into 46 feature films. Mr. Mitchell is a graduate of Carnegie Mellon University and received his M.S. in Management from the Massachusetts Institute of Technology’s Sloan School of Business.

Wendy Haviland has over 10 years of experience in the field of public company administration, specifically with Cash Technologies Inc.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRITERS GROUP FILM CORP.

Dated: March 2, 2011	By:	/s/ John Diaz
John Diaz